Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, Amendment No. 1 (No. 333-148031) of Network Communications, Inc. of our report dated June 18, 2008, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 18, 2008